UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2008 (July 9, 2008)
Double Eagle Petroleum Co.
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Overland Trail, P.O. Box 766,
Casper, Wyoming	82602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (307) 237-9330
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Beginning on July 9, 2008, and at other times thereafter, Double Eagle Petroleum Co. (the “Company”) intends to present or distribute a PowerPoint slide presentation entitled “Double Eagle Petroleum Co. 2008 Collins Stewart Presentation” to attendees at the Collins Stewart Fourth Annual Growth Conference in New York City. The PowerPoint slide presentation is accessible on the Company’s website at www.dble.us, and is attached as Exhibit 99.1 hereto. Additionally, the Company’s first presentation will be given on July 9, 2008 at 8:00 a.m. EDT and can be accessed via webcast at http://www.wsw.com/webcast/clst/dble. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The information in this Item 7.01 of Form 8-K does not constitute a determination of whether any information included herein is material.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1 Double Eagle Petroleum Co. 2008 Collins Stewart Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Double Eagle Petroleum Co.
Date: July 9, 2008	By:	/s/ Kurtis Hooley
Name: Kurtis Hooley
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Double Eagle Petroleum Co. 2008 Collins Stewart Presentation